EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2004

OPERATIONAL PERFORMANCE

HOUSTON, July 1, 2004 - Continental Airlines (NYSE: CAL) today reported a June systemwide mainline load factor of 82.4 percent, 1.4 points above last year's June load factor. In addition, the airline had a June domestic mainline load factor of 82.6 percent, 0.8 points above June 2003, and an international mainline load factor of 82.2 percent, 2.5 points above June 2003. All three were operational records for June.

Despite 25 days of severe weather in Houston, Newark and Cleveland, Continental's hub cities, the carrier had very few cancellations and was able to record a systemwide mainline completion factor of 99.8 percent. However, due to the poor weather, Continental's on-time arrival rate fell to 68.1 percent for June.

In June 2004, Continental flew 6.0 billion mainline revenue passenger miles (RPMs) and 7.3 billion mainline available seat miles (ASMs) systemwide, resulting in a traffic increase of 12.2 percent and a capacity increase of 10.2 percent as compared to June 2003. Domestic mainline traffic was 3.4 billion RPMs in June 2004, up 3.6 percent from June 2003, and domestic mainline capacity was 4.2 billion ASMs, up 2.5 percent from June 2003.

Systemwide June 2004 mainline passenger revenue per available seat mile (RASM) is estimated to have increased between 0.5 and 1.5 percent compared to June 2003. For May 2004, RASM decreased 3.0 percent as compared to May 2003.

Continental ended the quarter with unrestricted cash and short-term investments of $1.69 billion. As a result of better revenue and cost performance than previously anticipated, the company expects its results for the quarter to be close to breakeven, excluding special items.

During the month, the Company recorded $10 million of special charges associated with the permanent grounding of MD-80 aircraft, bringing the total for the quarter to $30 million. The charge is associated with future rent and return obligations. Also, due to accumulated losses, effective in the second quarter of 2004, Continental has stopped recording income tax benefit on current and future book losses.

On June 28, Continental filed an election with the IRS to preserve the Company's ability to take advantage of deficit reduction contribution relief under the recently enacted Pension Funding Equity Act. Under the relief, Continental may reduce pension contributions otherwise due for 2004. The Company continues to evaluate the 2004 contribution to its pension plan and expects to make a decision regarding the funding by mid-September 2004.

Continental's regional operations (Continental Express) set a record June load factor of 77.0 percent, 3.5 points above last year's June load factor. Regional

RPMs were 680.4 million and regional ASMs were 883.5 million in June 2004, resulting in a traffic increase of 26.2 percent and a capacity increase of 20.4 percent versus June 2003.

Continental Airlines is the world's sixth-largest airline with more than 2,900 daily departures throughout the Americas, Europe and Asia. Continental serves 149 domestic and 119 international destinations - more than any other airline in the world - and nearly 200 additional points are served via codeshare partner airlines. With 41,000 mainline employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental has earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004. The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
JUNE	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	3,438,729	3,320,320	3.6 Percent

International	2,600,328	2,061,463	26.1 Percent
Transatlantic	1,320,498	1,028,803	28.4 Percent
Latin America	760,696	677,951	12.2 Percent
Pacific	519,133	354,710	46.4 Percent

Mainline	6,039,057	5,381,783	12.2 Percent

Regional	680,388	538,936	26.2 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,163,258	4,060,860	2.5 Percent

International	3,162,614	2,585,781	22.3 Percent
Transatlantic	1,539,753	1,205,885	27.7 Percent
Latin America	1,001,672	878,904	14.0 Percent
Pacific	621,189	500,992	24.0 Percent

Mainline	7,325,872	6,646,641	10.2 Percent

Regional	883,506	733,730	20.4 Percent

PASSENGER LOAD FACTOR
Domestic	82.6 Percent	81.8 Percent	0.8 Points

International	82.2 Percent	79.7 Percent	2.5 Points
Transatlantic	85.8 Percent	85.3 Percent	0.5 Points
Latin America	75.9 Percent	77.1 Percent	(1.2) Points
Pacific	83.6 Percent	70.8 Percent	12.8 Points

Mainline	82.4 Percent	81.0 Percent	1.4 Points

Regional	77.0 Percent	73.5 Percent	3.5 Points

CARGO REVENUE TON MILES (000)
Total	80,199	75,459	6.3 Percent

YEAR-TO-DATE	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	18,429,465	17,288,300	6.6 Percent

International	13,114,181	10,660,463	23.0 Percent
Transatlantic	5,947,637	4,695,352	26.7 Percent
Latin America	4,307,414	3,897,260	10.5 Percent
Pacific	2,859,130	2,067,851	38.3 Percent

Mainline	31,543,646	27,948,763	12.9 Percent

Regional	3,447,947	2,534,188	36.1 Percent

AVAILABLE SEAT MILES (000)
Domestic	24,497,953	23,131,287	5.9 Percent

International	17,329,371	15,116,912	14.6 Percent
Transatlantic	7,617,610	6,499,314	17.2 Percent
Latin America	6,002,964	5,395,119	11.3 Percent
Pacific	3,708,797	3,222,479	15.1 Percent

Mainline	41,827,324	38,248,199	9.4 Percent

Regional	5,004,476	3,840,089	30.3 Percent

PASSENGER LOAD FACTOR
Domestic	75.2 Percent	74.7 Percent	0.5 Points

International	75.7 Percent	70.5 Percent	5.2 Points
Transatlantic	78.1 Percent	72.2 Percent	5.9 Points
Latin America	71.8 Percent	72.2 Percent	(0.4) Points
Pacific	77.1 Percent	64.2 Percent	12.9 Points

Mainline	75.4 Percent	73.1 Percent	2.3 Points

Regional	68.9 Percent	66.0 Percent	2.9 Points

CARGO REVENUE TON MILES (000)
Total	498,927	458,558	8.8 Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2004	2003	Change
On-Time Performance[1]	68.1%	81.4%	(13.3) Points
Completion Factor[2]	99.8%	99.9%	(0.1) Points

YEAR-TO-DATE	2004	2003	Change
On-Time Performance[1]	77.1%	83.8%	(6.7) Points
Completion Factor[2]	99.6%	99.3%	0.3 Points

May 2004 consolidated breakeven load factor[3,4]			80.3 Percent
June 2004 estimated year-over-year RASM change			0.5-1.5 Percent
June 2004 estimated average price per gallon of fuel, including fuel taxes			1.16 Dollars
June 2004 estimated consolidated breakeven load factor[3,5]			78 Percent
June 2004 actual consolidated load factor[6]			81.9 Percent
July 2004 estimated consolidated breakeven load factor[3]			78 Percent

YEAR-OVER-YEAR SYSTEMWIDE RASM
	2003 vs. 2002	2003 vs. 2001
May	2.0 Percent	(4.3) Percent
June	0.3 Percent	(5.2) Percent
July	4.9 Percent	0.7 Percent
August	4.4 Percent	1.5 Percent
September	5.3 Percent	16.7 Percent
October	4.4 Percent	14.1 Percent
November	5.5 Percent	3.7 Percent
December	1.7 Percent	12.0 Percent
	2004 vs. 2003	2004 vs. 2002
January	0.9 Percent	4.5 Percent
February	(2.5) Percent	(2.9) Percent
March	4.9 Percent	(7.4) Percent
April	3.1 Percent	2.1 Percent
May	(3.0) Percent	(1.1) Percent
June (estimated)	0.5-1.5 Percent	0.5-1.5 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mainline Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Expenses related to net fair market value adjustment of trading securities and charge related to MD-80 aircraft retirements accounts for

2.8 percentage points

5 Charge related to MD-80 aircraft retirements accounts for 1 percentage point

6 Includes Continental Airlines and Continental Express

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